UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 2, 2006
GOODRICH CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	1-892	34-0252680
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results Of Operations And Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Section 2 — Financial Information
Item 2.02. Results Of Operations And Financial Condition.
     On February 2, 2006, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the fourth quarter and full year 2005 and reiterating its outlook ranges for full year 2006. A copy of the press release is furnished as Exhibit 99.1 hereto.
     Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. Eastern Time on February 2, 2006. By press releases dated January 19, 2006 and February 1, 2006, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call. A copy of such presentation is furnished as Exhibit 99.2 hereto.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 99.1	Goodrich Corporation Press Release dated February 2, 2006 titled “Goodrich Announces 87 Percent Increase in Fourth Quarter 2005 Net Income per Diluted Share, Announces Fourth Quarter and Full Year 2005 Results and Reiterates 2006 Outlook Ranges”.

Exhibit 99.2	Goodrich Corporation written presentation dated February 2, 2006 titled “Goodrich Corporation Fourth Quarter and Full Year 2005 Results”.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: February 2, 2006	By:	/s/ Scott E. Kuechle

Scott E. Kuechle
Senior Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit 99.1	Goodrich Corporation Press Release dated February 2, 2006 titled “Goodrich Announces 87 Percent Increase in Fourth Quarter 2005 Net Income per Diluted Share, Announces Fourth Quarter and Full Year 2005 Results and Reiterates 2006 Outlook Ranges”.

Exhibit 99.2	Goodrich Corporation written presentation dated February 2, 2006 titled “Goodrich Corporation Fourth Quarter and Full Year 2005 Results”.

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